Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Perrigo Company Profit-Sharing and Investment Plan

Allegan, Michigan

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2013, relating to the financial statements and supplemental schedule of the Perrigo Company Profit-Sharing and Investment Plan which report appears in, and is hereby incorporated by reference to, the Form 11-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

Grand Rapids, Michigan

December 19, 2013